AMENDMENT NO. 2 TO

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

OF

IVERIC BIO, INC.

The Non-Employee Director Compensation Policy (the “Policy”) of IVERIC bio, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Policy):

1.     The section in the Policy captioned “Cash Compensation” under the heading in the Policy captioned “Non-Employee Director Compensation” be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

Cash Compensation

The cash fees to be paid to non-employee directors for service on the Board, for service on each committee of the Board on which the director is then a member and for service in such additional Board positions as are described below shall be as follows:
•each non-employee director is eligible to receive an annual fee of $45,000;
•the chair of the audit committee is eligible to receive an additional annual fee of $20,000, and the other members of the audit committee are eligible to receive an additional annual fee of $10,000;
•the chair of the compensation committee is eligible to receive an additional annual fee of $17,500, and the other members of the compensation committee are eligible to receive an additional annual fee of $10,000;
•the chair of the nominating and corporate governance committee is eligible to receive an additional annual fee of $10,000, and the other members of the nominating and corporate governance committee are eligible to receive an additional annual fee of $5,000;
•the chair of the R&D committee is eligible to receive an additional annual fee of $10,000, and the other members of the R&D Committee are eligible to receive an additional annual fee of $5,000; and
•the Independent Lead Director is eligible to receive an additional annual fee of $25,000.

The foregoing fees are payable in arrears in four equal quarterly installments on the last day of each quarter, with such installments to be paid for any quarter during which the director served on the Board, on such committee or in such position.
In addition to the above fees, the Board may determine that additional committee fees are appropriate and should be payable for any newly created committee of the Board. The Board also may determine that an additional fee is appropriate and shall be payable to a non-employee Chairman of the Board, if one is then appointed. Consistent with this Policy, in determining any such additional fees, the Board will be guided by compensation paid to non-employee directors of a peer group of companies as well as current best practices.

2.     Except as set forth herein, the Plan shall remain in full force and effect.

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Approved by the Board of Directors on February 24, 2021.

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